UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/25/2007

Tanox, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-30231

Delaware	76-0196733
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

10301 Stella Link
Houston, Texas 77025
(Address of principal executive offices, including zip code)

713-578-4000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 25, 2007, Tanox, Inc. (Company) and Dr. Nancy Chang executed Amendment No. 1 to her Employment Agreement dated September 12, 2006, to modify the definition of "Change in Control". Under the revised definition, in general, a Change in Control is deemed to occur when one of the following occurs:

(i) a majority of the individuals who constitute the Board of Directors of the Company are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the Board of Directors before the date of such appointment or election,

(ii) any merger, consolidation or recapitalization of the Company, or any sale or other transfer of all or substantially all of the assets of the Company (in all events representing at least 40% of the total gross fair market value of such assets) within a period of 12 months where (a) the stockholders of the Company immediately prior to such acquisition transaction do not immediately thereafter beneficially own 50% or more of (1) the then outstanding common stock or other equity interests of the surviving or acquiring entity or its ultimate parent, or (2) the combined voting power of the then outstanding voting securities of the surviving or acquiring entity or its ultimate parent;

(iii) any Person (as defined) other than Nancy T. Chang or Tse Wen Chang shall become the beneficial owner of more than 50% of either (1) the outstanding shares of common stock or (2) the combined voting power outstanding voting securities of the Company, provided that a Change in Control shall not occur if a Person exceeds the 50% holding solely by virtue of the Company's reduction in outstanding shares or voting power of outstanding voting securities or by virtue of an acquisition of shares directly from the Company; or

(iv) the date any Person other than Nancy T. Chang or Tse Wen Chang acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) 40% of the voting power of outstanding voting securities of the Company, provided that a Change in Control shall not be deemed to occur if a person exceeds the 40% holding solely by virtue of the Company's reduction in outstanding voting securities or by virtue of an acquisition of shares directly from the Company.

Under this revised definition, a change in control in connection with any merger would not occur until the merger was actually consummated.

The Amendment is effective as of September 12, 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tanox, Inc.

Date: May 01, 2007	By:	/s/ Gregory Guidroz
Gregory Guidroz
Vice President, Finance